UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2015

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Election of Directors.

On July 2, 2015, the Board of Directors (the “Board”) of NuVasive, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Daniel J. Wolterman to serve as a director of the Company, effective immediately. It is expected that Mr. Wolterman will serve on the Compensation Committee of the Board (the “Compensation Committee”). Mr. Wolterman will serve as a Class III director with a term expiring upon the Company’s 2016 Annual Meeting of Stockholders (or earlier upon resignation or removal in accordance with the Company’s organizational documents). Mr. Wolterman fills the only vacancy on the Board and the Board is now comprised of eight members. There is no arrangement or understanding between Mr. Wolterman and any other person pursuant to which Mr. Wolterman was selected as a director of the Company.

Mr. Wolterman has been President and CEO of Memorial Hermann Health System since 2002. He has more than 30 years of experience in the healthcare industry and a long history of community involvement. He serves on the Joint Commission’s Center for Transforming Healthcare Leadership Advisory Council, and he continues to serve on the Greater Houston Partnership, and Voluntary Hospitals of America boards of directors. He previously served on the board of directors of Volcano Corporation until the completion of its acquisition by Royal Philips in February of this year. Mr. Wolterman is also an Adjunct Professor at The University of Texas School of Public Health. Mr. Wolterman earned a B.S. degree in Business Administration in 1979 and a M.B.A. in Finance in 1980 from the University of Cincinnati and a Master’s Degree in Healthcare Administration from Xavier University in 1982.

Mr. Wolterman serves as President and CEO and is an equity owner of Memorial Hermann Health System, which currently purchases products from the Company at various pricing based on volume purchasing. There are no other related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission between Mr. Wolterman and the Company.

Pursuant to the Company’s standard non-employee director compensation package, Mr. Wolterman will receive a cash retainer equal to $50,000 per year for his service on the Board and a cash retainer of $10,000 per year for his service on the Compensation Committee. Additionally, pursuant to the Company’s non-employee director compensation package and under the Company’s 2014 Equity Incentive Plan, Mr. Wolterman will also be awarded (i) a one-time inducement grant of 4,230 shares of restricted stock units (“RSUs”) for the Company’s common stock (the “Inducement RSU Grant”), which number of shares equals $200,000 divided by the Company’s closing stock price on July 2, 2015, and (ii) an annual RSU grant of 2,644 shares (the “Annual RSU Grant”), which number of shares equals $125,000 divided by the Company’s closing stock price on July 2, 2015. The shares subject to the Inducement RSU Grant will vest on July 2, 2017 and the shares subject to the Annual RSU Grant will vest on the date of the Company’s 2016 Annual Meeting of Stockholders.

Mr. Wolterman has entered into an indemnification agreement with the Company in substantially the form filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 19, 2014.

On July 6, 2015, the Company issued a press release announcing Mr. Wolterman’s election to the Board. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Press release issued by NuVasive, Inc. on July 6, 2015 announcing the election of Daniel J. Wolterman to its Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: July 6, 2015	By:	/s/ Jason Hannon
Jason Hannon
Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by NuVasive, Inc. on July 6, 2015 announcing the election of Daniel J. Wolterman to its Board of Directors.